                                                                    EXHIBIT 12.1

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF PROFIT TO FIXED CHARGES


                                                                                Year Ended December 31,
                                                     -----------------------------------------------------------------------
                                                       1998            1997           1996           1995            1994
                                                     ---------       ---------      ---------      ---------      ---------
                                                                                (Dollars in Thousands)
Income from continuing operations before
      income taxes                                   $ 266,948       $ 242,867      $ 222,106      $ 180,541      $ 138,551
                                                     =========       =========      =========      =========      =========
Fixed Charges:
      Rentals-- at computed interest*                    2,959       $   2,549      $   2,459      $   2,046      $   1,584
      Interest expense                                   7,029           6,766            907              -              -
      Distributions on redeemable
        capital securities                               8,311           7,617              -              -              -
                                                     ---------       ---------      ---------      ---------      ---------
           Total fixed charges                       $  18,299       $  16,932      $   3,366      $   2,046      $   1,584
                                                     =========       =========      =========      =========      =========

Profit before taxes plus fixed charges               $ 285,247       $ 259,799      $ 225,472      $ 182,587      $ 140,135
                                                     =========       =========      =========      =========      =========
Ratio of adjusted profit to fixed charges                 15.6  x         15.3  x        67.0  x        89.2 x         88.5
                                                     =========       =========      =========      =========      =========
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* Those portions of rent expense that are representative of interest cost